Exhibit 10.2

BILL OF SALE AND LEASE TERMINATION

UNDER

CERTAIN SCHEDULES TO MASTER EQUIPMENT LEASES

Introduction

This Bill of Sale and Lease Termination Under Certain Schedules to Master Equipment Leases, dated September 30, 2008, and effective as of September 24, 2008 (this “Bill of Sale”), is by and between, SPAR Marketing Force, Inc., a Nevada corporation (the “Assignee” or “SMF”), SPAR Canada Company, a Nova Scotia corporation (“SPAR Canada” or “SCC”), and SPAR Marketing Services, Inc., a Nevada corporation (the “Lessor”). The Assignee and SPAR Canada may be referred to individually as a “Lessee” and collectively as the “Lessees”, and the Lessees and the Lessor may be referred to individually as a “party” and collectively as the “parties”.

Recitals

The Assignee and the Lessor are parties to a Master Lease Agreement dated as of November 1, 2004 (the “Existing SMF Master Agreement”), pursuant to which those parties entered into Equipment Schedules 001, 002, 003 and 004 dated as of November 1, 2004, January 4, 2005, January 31 2005, and March 24, 2005, respectively (each an “Existing SMF Equipment Schedule” and collectively the “Existing SMF Equipment Schedules”) with respect to the 412 units of Equipment listed therein (the “SMF Leased Equipment”). SPAR Canada and the Lessor are parties to a Master Lease Agreement dated as of January 4, 2005 (the “Existing SCC Master Agreement”), pursuant to which those parties entered into the Equipment Schedule dated as of January 4, 2005 (the “Existing SCC Equipment Schedule”) with respect to the 61 units of Equipment listed therein (the “SCC Leased Equipment”). The Existing SMF Master Agreement as modified by the Existing SMF Equipment Schedules may be referred to individually as the “Existing SMF Equipment Lease”, the Existing SCC Master Agreement as modified by the Existing SCC Equipment Schedules may be referred to individually as the “Existing SCC Equipment Lease”, the Existing SMF Master Agreement and the Existing SCC Master Agreement may be referred to individually as an “Existing Master Agreement” and collectively as the “Existing Master Agreements”, the Existing SMF Equipment Schedules and the Existing SCC Equipment Schedule may be referred to individually as an “Existing Equipment Schedule” and collectively as the “Existing Equipment Schedules”, and the Existing SMF Equipment Lease and the Existing SCC Equipment Lease may be referred to individually as an “Existing Equipment Lease” and collectively as the “Existing Equipment Leases”. Capitalized terms used and not otherwise defined or amended in this Bill of Sale shall have the meanings respectively assigned to them in the Existing Master Agreements.

The Assignee has exercised its option to purchase the SMF Leased Equipment under the Existing SMF Equipment Lease, and with the consent of SPAR Canada, the Assignee has agreed to purchase the SCC Leased Equipment (together with the SMF Leased Equipment, the “Equipment”), all at the agreed upon fair market value of $1057.08 per hand held unit, the Lessor has agreed to sell all such Equipment to the Assignee, and the parties have agreed to terminate the lease terms of such Equipment under the Existing Equipment Leases, all upon the terms and provisions and subject to the conditions hereinafter set forth.

Agreement

In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged by the parties), the parties hereto hereby agree as follows:

Section 1.      Bill of Sale respecting the Equipment. (a) In consideration of $1057.08 for each hand held unit included in the Equipment, for a total of $500,000.00 for the 473 units of the Equipment covered hereby (the “Sale Price”), and effective as of the close of business on September 24, 2008 (the “Transfer Effective Time”), the Lessor by these presents hereby bargains, sells, conveys, assigns, transfers, sets over and delivers (“Transfers”) to the Assignee and its successors and assigns forever, all “AS IS”, “WHERE IS” and without any representation or warranty by or recourse to the Lessor (except for the representations expressly made below) , all of the Lessor’s right, title and interest in and to any and all of the Equipment, including (without limitation) any and all accessions and additions thereto and remaining warranties (if any) with respect thereto, TO HAVE AND TO HOLD all such assets hereby transferred, assigned or conveyed unto the Assignee and its successors and assigns forever.

(b)      SPAR Canada hereby (i) acknowledges and approves such purchase and sale, (ii) absolutely, unconditionally and irrevocably waives any and all rights and claims respecting the SCC Leased Equipment, including (without limitation) any right it may have had to purchase or continue to lease the SCC Leased Equipment, and (iii) agrees to hold such Equipment for the benefit and at the direction of the Assignee pursuant to such arrangements as they may make.

(c)      The Assignee hereby (i) acknowledges and confirms that it and SPAR Canada (its sister corporation) already have possession of all the units of Equipment covered hereby pursuant to the Existing Equipment Leases, (ii) acknowledges and confirms that it and SPAR Canada, as the sole holders and users of the Equipment, are the only parties in a position to determine the existence and condition of each unit of Equipment, (iii) acknowledges and confirms that it has received acceptable assurances from SPAR Canada with respect to the existence and acceptable existing condition of each unit of SCC Leased Equipment, and (iv) acknowledges, confirms and accepts the existence and acceptable existing condition of each unit of Equipment.

(d)      The Lessor represents and warrants to the Assignee that, upon the Existing Equipment Lease Terminations (as hereinafter defined) and immediately prior to the Transfer Effective Time: (i) the Lessor is the sole owner of all of the Equipment, with good and marketable title thereto; and (ii) the Equipment will be delivered free and clear of all claims, liens, security interests and charges of every nature.

(e)      Except for the Lessor’s express representations and warranties described in subsection (c) of this Section, the Transfers of the Equipment are made (i) “AS IS”, (ii) without any representation or warranty of any kind or nature whatsoever by the Lessor, whether express or implied (either in fact, by operation of law or otherwise), including (without limitation) no warranty as to merchantability, fitness or usefulness for a particular purpose, title, interference, infringement or conformance to any specifications, and (iii) without any recourse whatsoever to the Lessor, all of which are hereby acknowledged and confirmed by the Lessees.

Section 2.      Termination of Existing Equipment Lease Terms. Effective immediately prior to the Transfer Effective Time, the respective Terms of the Existing Equipment Leases shall be deemed terminated in respect of the Equipment leased thereunder with the mutual consent of the parties (the “Existing Equipment Lease Terminations”), without, however, in any way affecting any of the rent payment or other obligations of the applicable Lessee thereunder accruing though the date of the Existing Equipment Lease Terminations.

Section 3.      Counterparts. This Bill of Sale may be signed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto and any of which may be sent by telecopy, pdf file or other electronic means, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.

Section 4.      Governing Law, Etc. This Bill of Sale (i) is an agreement among the parties hereto, and (ii) shall be governed by and construed in accordance with the applicable terms and provisions of Sections 17, 19 through 22, 24, and 30 through 41 (as well as any applicable definitions or interpretive provisions appearing elsewhere) of the Existing Master Agreement, which provisions are hereby incorporated herein by reference, as if this Bill of Sale were the “Lease” referred to in those incorporated provisions.

Section 5.      Existing Master Agreement to Continue. The Existing Master Agreements and any equipment schedules pertaining to equipment not included in the Equipment hereunder shall remain and continue in full force and effect after the date hereof.

Section 6.      Entire Agreement. This Bill of Sale contains the entire agreement of the parties and supersedes and completely replaces all prior and other communications, discussions and other representations, warranties, promises, assurances, agreements and understandings (oral, implied or otherwise) between the parties, with respect to the matters contained herein.

In Witness Whereof, the parties hereto have executed and delivered this Bill of Sale as of the date first written above.

SPAR Canada Company,		SPAR Marketing Force, Inc.,		SPAR Marketing Services, Inc.,
a Nova Scotia corporation and a Lessee		a Nevada corporation and the Assignee and a Lessee		a Nevada corporation and the Lessor
By:	/s/ James R. Segreto	By:	/s/ James R. Segreto	By:	/s/ Robert G. Brown
	James R. Segreto		James R. Segreto		Robert G. Brown
	Chief Financial Officer		Chief Financial Officer		Executive Officer and President

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